Exhibit 99.1

SETTLEMENT/ MEMBERSHIP INTEREST PURCHASE AGREEMENT

THIS SETTLEMENT/MEMBERSHIP INTEREST PURCHASE AGREEMENT (this “Agreement”) is made effective as of the 14th day of May, 2009, by and among Victor F. Gerber (“Gerber”), Atlas Merchant Services, Inc., a Georgia corporation (“Atlas, Inc.”), Atlas Merchant Services, LLC, a Nevada limited liability company (the “Company”) and FNDS3000 Corp, a Delaware corporation (“Seller”). Seller, Gerber, Company and Atlas, Inc. are sometimes referred to herein singly as, a “Party,” and collectively as, the “Parties.”

PREAMBLE

Whereas, Gerber is the principal shareholder of Atlas, Inc.; and

Whereas, Atlas, Inc. sold substantially all of its assets to the Company on or about June 30, 2008 pursuant to a certain Asset Purchase Agreement dated June 30, 2008 by and between the Company and Atlas, Inc. (the “Purchase Agreement”); and

Whereas, the Company is a wholly-owned subsidiary of Seller; and

Whereas, Gerber is the Executive Vice President Americas of Seller and, in such capacity is responsible for the operations of the Company; and

Whereas, Gerber and Seller are parties to that certain Employment Agreement dated July 1, 2008 (the “Employment Agreement”); and

Whereas, Gerber wrote to John Hancock (“Hancock”), CEO of the Seller requesting a meeting as soon as possible to discuss the future of the Atlas business and the requested meeting was held on Thursday March 26 between Gerber, Hancock and John Watson (“Watson”); and

Whereas, at such meeting Gerber informed Hancock and Watson that he did not believe the operation of the Company was working out in the way he expected; and

Whereas, Gerber proposed that the Atlas business be transferred to him, and that the Seller make an additional cash payment to Atlas, Inc., and Hancock stated that Seller would consider the proposal and communicate back to Gerber expeditiously; and

Whereas, a meeting took place on Monday March 30 between Gerber and Watson during which Watson presented a proposal acceptable to Seller, and after discussion and amendment an AGREEMENT OUTLINE was signed by Gerber on behalf of himself and Atlas Inc. and Watson on behalf of Seller and its management; and

Whereas, Gerber and Atlas, Inc. desire to sever all ties to Seller and to raise additional cash; and in furtherance of such goals, Atlas, Inc. has separately offered to sell the remaining shares it owns in Seller to Sherington Holdings, another investor in Seller; and

Whereas, Atlas, Inc. has requested that Company waive its right of first refusal under the Purchase Agreement and permit the sale of such shares of Seller; and

Whereas, Gerber and Seller wish to terminate the Employment Agreement, and Seller wishes to sell, and Atlas Inc. wishes to purchase, all of the outstanding membership interests in the Company (the “Membership Interests”), in each case, upon and pursuant to the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

SECTION 1

SETTLEMENT OF PURCHASE AGREEMENT ISSUES

In settlement of all issues among the Parties relating to the Purchase Agreement, the Parties hereby agree that the Purchase Agreement and Seller’s guaranty of Company’s obligations under the Purchase Agreement are hereby terminated and of no further force or effect, including without limitation, Company’s obligations, and Seller’s guaranty thereof, to make payments pursuant to Section 1.03 thereof or to deliver additional shares of Seller’s common stock pursuant to Section 1.04 thereof. For the avoidance of doubt, Gerber and Atlas, Inc. acknowledge and agree that upon the consummation of the transactions contemplated herein, including the sale of the Membership Interests to Atlas Inc. as provided for in Section 3 hereof, neither Seller, nor any officer, director, employee, agent or affiliate of Seller shall have any further obligations or liability under the Purchase Agreement, whether suspected or unsuspected, liquidated or unliquidated, contingent or otherwise, and whether accrued before or after the date hereof. Gerber and Atlas, Inc. hereby authorize Seller to take all actions and make any book entries required to eliminate and/or cancel any and all shares of Seller’s common stock that are reflected in Seller’s records as being available for delivery, or that are being held by Seller or Company, to satisfy any obligations of Seller or Company under the Purchase Agreement, and agree to execute any further documents and take any further actions, as may be requested by Seller to effectuate the elimination or cancellation of such shares.

SECTION 2

SETTLEMENT OF EMPLOYMENT ISSUES

In consideration for thirty thousand dollars ($30,000) paid by Company to Gerber contemporaneously herewith, which payment shall be in full satisfaction of any and all amounts or benefits whatsoever to which Gerber otherwise could be entitled under the Employment Agreement, the Parties hereby agree that the Employment Agreement, and all obligations of Seller and Gerber thereunder, are hereby terminated and of no further force or effect.

SECTION 3

SALE OF MEMBERSHIP INTEREST

3.1 Sale of Membership Interests. Subject to the terms and conditions hereof, Seller hereby sells to Atlas, Inc. all of the outstanding Membership Interests in the Company in consideration for the termination of the Purchase Agreement.

3.2 Disclaimer of Representations and Warranties. Except as expressly provided herein to the contrary, the Membership Interests, and the Company, are transferred hereby “AS-IS” with all faults and without any representations or warranties of any kind whatsoever all of which are hereby disclaimed, other than as expressly set forth in Section 4 hereof.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF GERBER AND ATLAS, INC.

Gerber and Atlas, Inc. hereby jointly and severally represent and warrant to Seller and Company as follows:

4.1 Information. Gerber and Atlas, Inc. are familiar with the books and records of the Company, its business and operations, and have been furnished with such materials and have been given access to such information relating to the Company as they or their representatives have requested. Gerber and Atlas, Inc. acknowledge that Seller has only owned the business operated by the Company for less than one year and that, during such period, Gerber, as an employee of Seller, has been responsible for the operations of the Company. Accordingly, Gerber and Atlas, Inc. agree that Atlas, Inc. is relying on its own due diligence, and on the due diligence conducted by Gerber, and not on any representations or warranties of Seller, other than those expressly set forth herein, in order to make the investment decision to purchase the Membership Interests.

4.2 Power and Authority. Gerber and Atlas, Inc. have all requisite capacity and authority to execute, deliver and perform this Agreement, this Agreement has been duly and validly authorized by the Board of Directors and shareholders of Atlas, Inc. and no other corporate action on the part of Atlas, Inc. is necessary. This Agreement has been duly and validly executed and delivered by Gerber and Atlas, Inc. and constitutes legal, valid and binding obligations of each of Gerber and Atlas, Inc., enforceable against each such Party in accordance with its terms.

4.3 Organization, Standing and Power. Atlas, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

4.4 No Conflicts. The execution and delivery by Atlas, Inc. and Gerber of this Agreement does not, and the execution and delivery by Gerber and Atlas, Inc. of any other agreements contemplated hereby (“Other Agreements”) to which either of them is a party, the performance by Gerber and Atlas, Inc. of their respective obligations under this Agreement and the Other Agreements, and the consummation of the transactions contemplated hereby and thereby will not: (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation or bylaws of Atlas, Inc.; or (b) conflict with or result in a material violation or breach of any term or provision of any law or order applicable to Atlas, Inc. or Gerber, or to any of their assets and properties.

4.5 Governmental Approvals and Filings. No consent, approval or action or filing with or notice to any governmental or regulatory authority on the part of Gerber or Atlas, Inc. is required in connection with the execution, delivery and performance of this Agreement or the Other Agreements to which they are a party or the consummation of the transactions contemplated hereby or thereby.

4.6 Legal Proceedings. There are no actions or proceedings pending against, relating to or affecting Gerber or Atlas, Inc. or any of their respective assets and properties which could reasonably be expected to result in the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Other Agreements.

4.7 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Gerber and Atlas, Inc. directly with Seller without the intervention of any person on behalf of Gerber or Atlas, Inc. in a manner as to give rise to any valid claim by any person against Seller for a finder’s fee, brokerage commission or similar payment.

SECTION 5

SELLER AND COMPANY REPRESENTATIONS AND WARRANTIES

Seller and Company hereby jointly and severally represent and warrant to Atlas, Inc. and Gerber as follows:

5.1 Power and Authority. Seller has all requisite capacity and authority to execute, deliver and perform this Agreement, this Agreement has been duly and validly authorized by all necessary corporate action by Seller, and no other corporate action on the part of Seller is necessary. This Agreement has been duly and validly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

5.2 Organization, Standing and Power. Each of the Company and Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

5.3 No Conflicts. The execution and delivery by Seller of this Agreement does not, and the execution and delivery by Seller of any Other Agreements to which it is a party, the performance by Seller of its obligations under this Agreement and the Other Agreements, and the consummation of the transactions contemplated hereby and thereby will not: (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation or bylaws of either Company or Seller; or (b) conflict with or result in a material violation or breach of any term or provision of any law or order applicable to Company or Seller, or to any of their assets and properties.

5.4 Legal Proceedings. Neither Hancock, Watson nor Joe McGuire, Seller’s Chief Financial Officer, have received any written notice of a law suit filed against the Company, or threatened to be filed against the Company, other than with respect to Parkchester and Robert Guntmacher, Elyi Card Systems and Bruce Reisman, and other than correspondence relating to Sean Copeland or Business Intelligent Processing Systems PLC.

5.5 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Seller directly with Gerber and Atlas, Inc. without the intervention of any person on behalf of Seller in a manner as to give rise to any valid claim by any person against Gerber or Atlas, Inc. for a finder’s fee, brokerage commission or similar payment.

SECTION 6

CERTAIN OTHER AGREEMENTS

6.1 Waiver of Right of First Refusal. Atlas Inc. acknowledges and agrees that, contemporaneously herewith, it is selling 2,116,729 shares of the common stock of Seller held by it to Sherington Holdings. Atlas, Inc. and Gerber represent and warrant that the shares being sold to Sherington Holdings represent all of the remaining shares of Seller’s common stock owned by either of them. Company hereby waives any rights of first refusal it may have pursuant to the Purchase Agreement with respect to such sale.

6.2 Consulting Agreement. Gerber and Seller agree that they will enter into a mutually agreeable Consulting Agreement, effective as of July 1, 2009, pursuant to which Gerber will provide consulting services regarding PCI compliance in consideration for five thousand dollars ($5,000) per month. Such agreement shall commence July 1, 2009 and shall continue through December 31, 2009, provided that either Party will have the right to terminate such agreement, with or without cause on or after October 31, 2009.

6.3 Release of Sherington Holdings Lien. As a condition to the closing of the transactions contained herein, Gerber shall be satisfied that the lien held by Sherington Holdings in the Company’s assets has been, or will be released.

6.4 Indemnification. Gerber and Atlas, Inc. shall, jointly and severally, indemnify Seller in respect of, and hold Seller harmless from and against, any and all claims, actions, suits, damages, losses, liabilities, costs and expenses incurred or sustained by Seller or to which Seller becomes subject, resulting from, arising out of or relating to (i) any misrepresentation or breach of warranty on the part of Atlas, Inc. or Gerber contained in this Agreement, (ii) any nonfulfillment of or failure to perform any covenant or agreement on the part of Atlas, Inc. or Gerber contained in this Agreement; (iii) any liabilities of the Company, whether incurred before or after the date hereof; (iv) any claims made by Bruce Reisman, or any other person claiming an interest in Atlas, Inc. and (v) the operation of the Company, whether before or after the date hereof.

6.5 Price Indemnity. Seller agrees that, in the event that, as of October 30, 2009 (the “Measurement Date”), the Value of Seller’s Common Stock (as defined below) is less than $0.43 per share, Seller shall promptly deliver to Gerber an amount equal to the Shortfall (as defined below). The Shortfall shall mean the excess of $0.43 over the Value of Seller’s Common Stock multiplied by 883,721, and the Value of Seller’s Common Stock shall be the average publicly traded price (on the over the counter bulletin board (OTC)) for the ten business days ending October

30, 2009. Notwithstanding the foregoing or anything in this Agreement to the contrary, in the event that, during the period from October 1, 2009 through and including October 30, 2009, Viceroy Capital Group, Inc., directly or indirectly, sells or transfers any shares of the Seller’s common stock, Seller shall have no obligations under this Section 6.5 and this Section 6.5 shall be null and void and of no force or effect.

6.6 Non-Solicitation. Seller agrees that, for a period of one year following the date hereof, it shall not directly or indirectly, solicit any of the customers of Atlas, Inc. listed on Exhibit B attached hereto, for the purpose of offering any of the following services to such customers:

1)	Processing merchant transactions through third party processors, in consideration for a per-transaction fee;

2)	Processing “cash advances” to merchants;

3)	Providing GVPN services.

SECTION 7

RELEASE

Except with respect to the obligations and rights created by this Agreement, Atlas, Inc. and Gerber hereby release and forever discharge Seller, and each of Seller’s officers, directors, employees, agents, successors and assigns (collectively, the “Released Parties”) from all claims, actions, causes of action, suits, damages, losses, and expenses of whatever kind and nature (including reasonable attorney’s fees) which Atlas, Inc. or Gerber ever had, now have, or which any representative, successor, shareholder, assign or privy of Atlas, Inc. or Gerber hereafter could, shall or may have, against the Released Parties, for, upon or by reason of any matter, cause or thing whatsoever, whether now known or unknown, suspected or unsuspected, from the beginning of time to the date hereof, including, without limitation, any which relate to the Purchase Agreement or the Employment Agreement. Atlas, Inc. and Gerber further expressly stipulate and agree, that they shall indemnify, defend and hold Seller harmless from and against loss from any and all claims, demands and actions, in law or in equity, that may hereafter at any time be made or brought by Atlas, Inc., or any of its officers, directors, employees or agents, or by Gerber, or anyone claiming by or through any of them, or on their behalf, relating to any claim released hereby.

Except with respect to the obligations and rights created by this Agreement, Seller hereby releases and forever discharges Atlas, Inc. and Gerber, and each of Atlas, Inc.’s officers, directors, employees, agents, successors and assigns (collectively, the “Gerber Released Parties”) from all claims, actions, causes of action, suits, damages, losses, and expenses of whatever kind and nature (including reasonable attorney’s fees) which Seller ever had, now has, or which any representative, successor, shareholder, assign or privy of Seller hereafter could, shall or may have, against the Gerber Released Parties, for, upon or by reason of any matter, cause or thing whatsoever, whether now known or unknown, suspected or unsuspected, from the beginning of time to the date hereof, including, without limitation, any which relate to the Purchase Agreement or the Employment Agreement. Seller and Gerber further expressly stipulate and agree, that they shall indemnify, defend and hold Seller harmless from and against loss from any and all claims, demands and actions, in law or in equity, that may hereafter at any time be made or brought by Atlas, Inc., or any of its officers, directors, employees or agents, or by Gerber, or anyone claiming by or through any of them, or on their behalf relating to any claim released hereby.

SECTION 8

GENERAL PROVISIONS

8.1 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without regard to its conflict of laws doctrine. Venue for any suit relating to or arising under this Agreement shall be exclusively in the state courts sitting in Duval County, Florida.

8.2 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

8.3 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the Parties with regard to the subject hereof.

8.4 Attorney’s Fees. Each of the Parties hereto shall pay its own attorneys’ fees incurred in connection with the transactions contemplated by this Agreement.

8.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be enforceable against the party actually executing such counterpart, and which together shall constitute one instrument Signatures delivered as facsimiles shall be binding to the same extent as original signatures.

8.6 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

8.7 Amendments. This Agreement may be amended only by the written consent of all of the Parties.

8.8 Further Assurances. The Parties each agree to execute such documents and to take such actions as may be reasonably necessary to effectuate the transactions contemplated herein.

IN WITNESS WHEREOF, this Settlement/Membership Interest Purchase Agreement has been made and executed as of the date first above written.

ATLAS MERCHANT SERVICES, INC.

By	/s/ Victor F. Gerber
Name:	Victor F. Gerber
Title:	Chief Executive Officer

/s/ Victor F. Gerber
VICTOR F. GERBER

FNDS3000 CORP

BY	/s/ John Hancock
Name:	John Hancock
Title:	Chief Executive Officer

ATLAS MERCHANT SERVICES, LLC

BY	/s/ Joseph F. McGuire
Name:	Joseph F. McGuire
Title:	Treasurer